UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026 (March 19, 2026)

NEXSTAR MEDIA GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway Suite 700
Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 19, 2026 (the “Closing Date”), Nexstar Media Group, Inc. (“Nexstar” or the “Company”) completed its previously announced acquisition of TEGNA Inc., a Delaware corporation (“TEGNA”) pursuant to the Agreement and Plan of Merger, dated as of August 18, 2025 (the “Merger Agreement”), by and among the Company, TEGNA and Teton Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Nexstar (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into TEGNA, with TEGNA continuing as the surviving corporation and a wholly owned subsidiary of Nexstar Media Inc., a Delaware corporation (“NMI”) (the “Merger”).

Item 1.01. Entry into a Material Definitive Agreement.

Bridge Loan Credit Agreement

On the Closing Date, in connection with the consummation of the Merger, NMI entered into a credit agreement, dated as of March 19, 2026, by and among NMI, as the borrower, Bank of America, N.A. (“BofA”), as the administrative agent and the collateral agent, and the financial institutions from time to time party thereto (the “Bridge Credit Agreement”), pursuant to which NMI established a senior first lien secured increasing rate bridge facility in an aggregate principal amount of up to $2,390 million (the “Bridge Facility”).

For the first three-month period commencing on the Closing Date, bridge loans drawn under the Bridge Facility accrue interest at a rate equal to the Secured Overnight Financing Rate (SOFR) for the applicable interest period plus 2.75% per annum. Interest for the three-month period commencing at the end of such initial three-month period will be SOFR for the applicable interest period plus 3.25% per annum. Thereafter, interest will increase by an additional 0.50% per annum at the beginning of each subsequent three-month period for so long as the Bridge Facility is outstanding. A 0.00% SOFR floor applies to the Bridge Facility.

The Bridge Facility will mature on the first anniversary of the Closing Date. If the Bridge Facility remains outstanding on the maturity date, it will automatically convert into a senior secured first lien term facility with a maturity date that is 7.5 years after the Closing Date (the “Extended Term Facility”). On the conversion date and on the 15th calendar day of each month thereafter, the Extended Term Facility can be exchanged in whole or in part for senior secured exchange notes having an equal principal amount at the option of the applicable lender.

The Bridge Credit Agreement contains various customary covenants that restrict NMI’s and its restricted subsidiaries’ ability to, among other things: (i) incur additional debt and issue preferred stock; (ii) pay dividends and make other distributions; (iii) make investments and other restricted payments; (iv) make acquisitions; (v) merge, consolidate or transfer all or substantially all of NMI’s assets; (vi) create liens; (vii) sell assets or stock of its subsidiaries; and (viii) enter into transactions with affiliates.

Credit Agreement Amendment

On the Closing Date, in connection with the consummation of the Merger, NMI also entered into that certain Amendment No. 8 (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of January 17, 2017 (as amended by that Amendment No. 1, dated as of July 19, 2017, that Amendment No. 2, dated as of October 26, 2018, that Amendment No. 3, dated as of September 19, 2019, that Amendment No. 4, dated as of September 3, 2020, that Amendment No. 5, dated as of June 21, 2022, that Amendment No. 6, dated as of June 6, 2023, that Amendment No. 7, dated as of June 27, 2025, the Credit Agreement Amendment and as otherwise modified prior to the date hereof, the “Credit Agreement”), by and among NMI, as the borrower, Nexstar, as a holding company, BofA, as administrative agent, and the financial institutions from time to time party thereto as lenders, pursuant to NMI established (i) an incremental senior secured term A loan facility in an aggregate principal amount of $150 million (the “2026 Nexstar Term Loan A Facility”) and (ii) an incremental senior secured term B loan facility in an aggregate principal amount of $2,750 million (the “2026 Nexstar Term Loan B Facility”). The 2026 Nexstar Term Loan A Facility bears interest at SOFR for the applicable interest period plus 2.00% per annum with a 0.0% SOFR floor and will mature 364 days after the Closing Date. The 2026 Nexstar Term Loan B Facility bears interest at the SOFR for the applicable interest period plus 2.75%, with a 0.0% SOFR floor and has a seven-year maturity.

The proceeds of the 2026 Nexstar Term Loan A Facility, the 2026 Nexstar Term Loan B Facility and $200 million of borrowings under the Bridge Facility were used to fund a portion of the cash consideration to former TEGNA stockholders under the Merger Agreement, to repay certain outstanding indebtedness of TEGNA and to pay transaction expenses.

The foregoing descriptions of the Bridge Credit Agreement and Credit Agreement Amendment do not purport to be a complete description of the rights and obligations of the parties thereunder, and are qualified in its entirety by reference to the copies of the Bridge Credit Agreement and Credit Agreement Amendment.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, which is incorporated into this Item 2.01 by reference, on March 19, 2026, the Company completed its previously announced acquisition of TEGNA pursuant to the Merger Agreement. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $1.00 per share, of TEGNA (the “TEGNA Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than (i) any shares of TEGNA Common Stock owned by Nexstar or owned or held in treasury by TEGNA; (ii) shares of TEGNA Common Stock owned or held by any wholly owned subsidiary of TEGNA; and (iii) shares of TEGNA Common Stock held by holders of such shares who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the Delaware General Corporation Law, as amended, with respect to such shares) were automatically converted into the right to receive $22.00 per share of TEGNA Common Stock in cash, without interest (the “Merger Consideration”).

At the Effective Time, each (i) time-based restricted stock unit award in respect of shares of TEGNA Common Stock (a “TEGNA RSU Award”) and (ii) performance-based restricted stock unit or performance share award in respect of shares of TEGNA Common Stock (a “TEGNA PSU Award”), in each case, whether vested or unvested, granted before August 18, 2025 and outstanding immediately prior to the Effective Time were fully vested and were converted into the right to receive the Merger Consideration in respect of each underlying share of TEGNA Common Stock, less amounts that are required to be withheld or deducted under applicable law. The number of shares of Common Stock subject to a TEGNA PSU Award were determined in accordance with the provisions of the applicable award agreement that apply upon a “Change in Control” within the meaning of the applicable award agreement.

At the Effective Time, each TEGNA RSU Award and TEGNA PSU Award granted on or after August 18, 2025 was converted into a time-based restricted stock unit award in respect of common shares of Nexstar with such number of shares based on a ratio of the value of the Merger Consideration and the volume-weighted average price of a common share of Nexstar for the five consecutive trading days ending on (and including) the last trading day prior to the Closing Date and otherwise subject to the same terms and conditions as applied immediately prior to the Effective Time, with performance goals deemed achieved at the target level in the case of a TEGNA PSU Award.

Nexstar made certain commitments to the Federal Communications Commission (the “FCC”) in connection with the approval of the Merger, including commitments to (1) expand its investment in local news and programming, (2) offer certain cable and satellite companies with which it has an existing retransmission consent agreement an extension of those agreements at existing rates until November 30, 2026, (3) divest six televisions stations within two years, provided that a waiver of the FCC’s local television ownership rule remains necessary under FCC rules at that time and (4) promote nondiscrimination and equal employment opportunity consistent with governing law.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on August 19, 2025, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

TEGNA Acquisition Closing

On March 19, 2026, Nexstar issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Tender Offer of TEGNA Senior Notes due 2029

In connection with the previously announced tender offer and consent solicitation related to TEGNA’s 5.000% Senior Notes due 2029 (the “TEGNA 2029 Notes”) commenced by NMI on March 5, 2026, NMI received at the early tender deadline on March 18, 2026, valid and unwithdrawn tenders and related consent from holders representing approximately 94% of the outstanding principal amount of the TEGNA 2029 Notes. On March 19, 2026, TEGNA entered into a supplemental indenture to the indenture governing the TEGNA 2029 Notes to reflect certain proposed amendments thereto to, among other things, eliminate certain of the restrictive covenants, including the change of control provision set forth therein, eliminate certain events of default and modify or eliminate certain other provisions. The settlement date for the TEGNA 2029 Notes tendered by the early tender deadline is expected to occur substantially concurrently with the closing of the offering of the Secured Notes (as defined below).

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K in connection with the Merger will be filed by amendment to this Current Report within 71 calendar days after the date this Current Report was required to be filed with the SEC.

b) Pro Forma Financial Information.

The unaudited pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the Merger will be filed by amendment to this Current Report within 71 calendar days after the date this Current Report was required to be filed with the SEC.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of August 18, 2025, by and among Nexstar Media Group, Inc., Teton Merger Sub, Inc. and TEGNA Inc.* (incorporated by reference to Exhibit 2.1 to Nexstar Media Group Inc.’s Form 8-K filed with the SEC on August 19, 2025).

99.1	Press Release of Nexstar Media Group, Inc., dated as of March 19, 2026 relating to the closing of the merger.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2026

NEXSTAR MEDIA GROUP, INC.

By: /s/ Lee Ann Gliha

Name: Lee Ann Gliha
Title: Chief Financial Officer (Principal Financial Officer)